UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2010
ENERGY TRANSFER EQUITY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3738 Oak Lawn Avenue
Dallas, TX 75219
(Address of principal executive offices)
(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On May 11, 2010, Energy Transfer Equity, L.P. (“ETE”) and Energy Transfer Partners, L.P. (“ETP”) announced that ETE has entered into a definitive agreement to acquire a 100% equity interest in the general partner of Regency Energy Partners LP (“Regency”) from an affiliate of GE Energy Financial Services, Inc. (“GE EFS”) in exchange for the issuance by ETE of 3,000,000 Series A Convertible Preferred Units of ETE (the “Preferred Units”) having an aggregate liquidation preference of $300.0 million.
     In connection with this transaction, ETP has entered into a definitive agreement to transfer the equity interests in an entity that owns a 49.9% interest in Midcontinent Express Pipeline LLC (“MEP”) to ETE in exchange for the redemption of 12,273,830 ETP common units valued at approximately $600 million based on a 10-day volume weighted average closing price of ETP common units as of May 4, 2010. Pursuant to a separate agreement, ETE will then contribute the equity interests in this entity to Regency in exchange for 26,266,791 newly issued Regency common units valued at approximately $600 million based on a 10-day volume weighted average closing price of Regency common units as of May 4, 2010. As a result, Regency will indirectly own a 49.9% interest in MEP. ETE will have the option to acquire the equity interests in the entity that owns the remaining 0.1% interest in MEP from ETP after 12 months and one day following the closing of the initial transfer of the MEP interest, and ETE will assign this option to Regency at the closing.
     As the owner of the general partner of Regency, ETE will have the right to appoint all of the members of the board of directors of Regency, except that ETE will grant GE EFS a contractual right to appoint two directors to Regency’s board. If GE EFS’ ownership in Regency falls below 15% of the outstanding Regency common units, GE EFS will have the right to appoint one director, and if GE EFS’ ownership falls below 10% of the outstanding Regency common units, GE EFS will lose its right to appoint any director. As the holder of the Preferred Units, GE EFS will have the right to appoint one director to the board of ETE until such time that GE EFS fails to own at least 50% of the outstanding Preferred Units.
     Following the closing of the transactions, ETE expects to own approximately 22% of the outstanding Regency common units and approximately 28% of the outstanding ETP common units. All of the transactions described above are expected to close within the next 30 days pursuant to the terms of the transaction agreements, subject to customary closing conditions and certain lender consents.
     A copy of the press release announcing the transactions and an investor presentation are filed herewith as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description of the Exhibit

Exhibit 99.1	Energy Transfer Equity, L.P. press release dated May 11, 2010

Exhibit 99.2	Investor Presentation dated May 11, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P. By: LE GP, LLC, its general partner
Date: May 11, 2010	/s/ John W. McReynolds
John W. McReynolds
President and Chief Financial Officer